Exhibit 99.1
Microvast Reports Third Quarter 2026 Financial Results

Houston, Texas, USA — Microvast Holdings, Inc. (NASDAQ:MVST) (“Microvast” or the “Company”), today announced its unaudited consolidated financial results for the quarter ended September 30, 2026 (“Q3 2026”).

“The third quarter presented a highly challenging operating environment as we navigated softer commercial vehicle demand across our key markets in Europe and APAC, compounded by ongoing industry pricing pressures,” said Yang Wu, Microvast’s Founder, Chairman, and Chief Executive Officer. The material decline in sales, gross margin and operating performance during the quarter have significantly constrained our liquidity. Considering our current balance sheet position, our focus is on the actions within our control: reducing costs, preserving liquidity, and negotiating with our lenders in an attempt to refinance, extend or restructure our near-term debt obligations. Regarding our current operations, installation and commissioning of our Huzhou Phase 3.2 production equipment have been completed and the pack assembly line at our Clarksville facility is substantially completed. We recognize that the outcome of these efforts is uncertain and depends on factors outside our control, including lender decisions and customer demand.”

Q3 2026 Results

•Revenues of $45.8 million, compared to $123.3 million in Q3 2025, decreasing by $77.5 million, or 62.8%. The decrease was primarily driven by a 62.2% reduction in sales volume from approximately 501.7 MWh in Q3 2025 to approximately 189.6 MWh in Q3 2026. The decline reflected weaker sales across Europe and APAC as the result of softer end-market demand for heavy-duty trucks, port equipment, and heavy mining equipment, which led to reduced orders from several of our long-standing customers across Europe and APAC. Demand continued to be adversely affected by evolving commercial vehicle regulatory and geopolitical dynamics, including the Indian and Korean markets, and demand shift towards lower cost products in India. The decrease in U.S. sales versus the prior year period was primarily due to our largest customer bringing product into 2025 as a result of uncertainty around tariff outcomes.

•Gross margin decreased to 5.2% from 37.6% in Q3 2025. This change was primarily attributable to a $9.3 million write-down for obsolete inventories related to specialized energy storage system (“ESS”) components and other inventories, which negatively impacted our gross margin by 20.4 percentage points. Excluding the impact of this non-cash charge, the decreased gross margin reflected the significant reduction in sales volume, and continued pricing pressure in the lithium battery industry. The decrease in revenue also reduced the absorption of fixed manufacturing and operating costs, further compressing gross margin.

•Operating expenses increased to $69.0 million, compared to $31.6 million in Q3 2025. This increase in operating expenses was primarily driven by non-cash impairment charges of long-lived assets of $35.7 million, including a $15.0 million, $4.4 million, and $16.3 million impairment loss for our operations in China, Germany, and the U.S., respectively. The impairment charges resulted from impairment testing of all production line assets and construction-in-progress assets, triggered by a material decline in sales, gross margin, and operating performance during Q3 2026.

•Net loss of $76.8 million, compared to net loss of $1.5 million in Q3 2025. The increase in net loss was primarily attributable to the $35.7 million non-cash impairment charges of long-lived assets and lower gross profit on reduced revenue in the quarter. Non-GAAP adjusted net loss* was $76.0 million, compared to non-GAAP adjusted net profit* of $11.9 million in Q3 2025.

•Net loss per share of $0.20, compared to net loss per share of $0.00 in Q3 2025. Non-GAAP adjusted net loss per share* was $0.20, compared to non-GAAP adjusted net profit per share* of $0.04 in Q3 2025.

•Non-GAAP adjusted EBITDA* of negative $60.8 million in Q3 2026, compared to non-GAAP adjusted EBITDA* of $21.9 million in Q3 2025.

•Capital expenditures of $2.3 million, compared to $17.4 million in Q3 2025.

•Cash, cash equivalents and restricted cash of $124.4 million as of September 30, 2026, compared to $169.2 million as of December 31, 2025, and $142.6 million as of September 30, 2025.

Nine Months Ended September 30, 2026 Results (“YTD 2026”)

•Revenues of $193.7 million compared to $331.1 million in the nine months ended September 30, 2025 (“YTD 2025”), a decrease of 41.5%. The decrease was primarily driven by a 37.4% reduction in sales volume, which reflected weaker sales across Europe and APAC as the result of softer end-market demand for heavy-duty trucks, port equipment, and heavy mining equipment, which led to reduced orders from several of our long-standing customers, across Europe and APAC, and a $2.7 million IEEPA(1) tariff refund issued to a customer recorded as a reduction to our revenue in the current period.

•Gross margin decreased to 24.4% from 36.6% in YTD 2025. This change was primarily attributable to an $11.1 million write-down for obsolete inventories related to specialized ESS components and other inventories, which negatively impacted our gross margin by 5.7 percentage points. Excluding the impact of this non-cash charge, the decreased gross margin reflected the significant reduction in sales volume, changes in geographic markets, continued pricing pressure in the lithium battery industry, higher raw material prices, and lower production utilization, which reduced fixed cost absorption, slightly offset by the recognition of IEEPA(1) tariff refunds received.

•Operating expenses increased to $123.6 million, compared to $84.4 million in YTD 2025. This increase in operating expenses was primarily driven by non-cash impairment charges of long-lived assets of $35.8 million.

•Net loss of $40.6 million, compared to net loss of $45.8 million in YTD 2025. The decrease in net loss was primarily attributable to a $58.0 million non-cash gain from the change in fair value of the warrant liability prior to their expiration on July 23, 2026 and convertible loan prior to its settlement on May 28, 2026, compared to a $91.0 million non-cash loss in YTD 2025, partially offset by the $35.8 million non-cash impairment of long-lived assets, lower gross profit, a $15.4 million foreign exchange loss compared to a $9.0 million foreign exchange gain in YTD 2025, $5.4 million of income tax expense resulting from a full valuation allowance against our deferred tax assets. Non-GAAP adjusted net loss* was $96.0 million, compared to non-GAAP adjusted net profit* of $47.5 million in YTD 2025.

•Net loss per share of $0.11, compared to net loss per share of $0.14 in YTD 2025. Non-GAAP adjusted net loss per share* was $0.27, compared to non-GAAP adjusted net profit per share* of $0.15 in YTD 2025.

•Non-GAAP adjusted EBITDA* of negative $62.7 million in YTD 2026, compared to non-GAAP adjusted EBITDA* of $76.3 million in YTD 2025.

•Capital expenditures of $17.9 million, compared to $31.4 million in YTD 2025.

*The Company presents its financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”). However, management believes that using additional non-GAAP measures will enhance the evaluation of the profitability of the Company and its ongoing operations. Please see the tables on pages 14-17 below for reconciliations of GAAP to non-GAAP financial measures. The Consolidated Balance Sheets, Consolidated Statements of Operations, and Consolidated Statements of Cash Flows are derived from the consolidated financial statements presented in our Quarterly Report on Form 10-Q as of and for the three- and nine-month periods ended September 30, 2026.

(1)In February 2026, the United States Supreme Court ruled that certain tariffs imposed under the International Emergency Economic Powers Act (“IEEPA”) were not authorized by statute. Following the ruling, the U.S. Court of International Trade ordered U.S. Customs and Border Protection to suspend collection of such tariffs and to establish a process to refund amounts previously collected. As a result of this ruling, the Company is eligible to receive refunds of tariffs previously paid on qualifying imports. During the nine months ended September 30, 2026, the Company received $4.4 million in tariff refunds, excluding interest. Of this amount, $2.7 million was issued in tariff refunds to a customer. The IEEPA tariff refunds received were recognized as a reduction to the cost of revenue, while the refund issued to our customer was recognized as a reduction of revenue for the nine months ended September 30, 2026.

Liquidity and Balance Sheet

•Cash, cash equivalents and restricted cash totaled $124.4 million as of September 30, 2026, of which $84.8 million was comprised of cash and cash equivalents. Of the cash and cash equivalents, $30.4 million was held by our Chinese subsidiaries and $14.4 million was held by our European subsidiaries. Due to foreign regulatory restrictions, adverse tax consequences and localized working capital needs, we are currently unable to repatriate cash from China and Europe to fund our U.S. operations. We currently intend to retain available funds and any future earnings to satisfy our debt obligations and to support ongoing operations in China, Europe and the U.S.

•Net cash used in our operating activities was $65.4 million for the nine months ended September 30, 2026, compared to $59.5 million in cash generated by operating activities in the same period in 2025.

•Total debt was $177.0 million as of September 30, 2026, consisting of $135.3 million of bank borrowings and $41.7 million of convertible bonds issued by Microvast Power Systems Co., Ltd. (“MPS”), our principal operating subsidiary in China, to Huzhou Saiyuan. Current bank borrowings, notes payable and current bonds payable totaled approximately $196.0 million, and we had a working capital deficit of $3.1 million.

•As of the date of this release, our near-term debt obligations include: (i) $41.7 million of convertible bonds, due, together with accrued interest, on or before January 31, 2027; (ii) $84.0 million of short-term bank loans of our PRC subsidiaries, which mature at various dates during the next twelve months; and (iii) $373 thousand, $149 thousand, $13.8 million and $149 thousand of principal under MPS’s long-term working capital loans, due December 19, 2026, March 18, 2027, June 19, 2027 and September 18, 2027, respectively. Our ability to make these payments depends on our ability to refinance or extend these obligations. We are in ongoing negotiations with our lenders regarding these obligations, but there can be no assurance that these obligations will be refinanced or extended on acceptable terms, or at all. A failure to make any of these payments will result in an event of default and the acceleration of substantially all of our bank borrowings and bonds payable and the enforcement of security over MPS’s assets and our equity interest in MPS. As of September 30, 2026, we also had outstanding borrowings of $22.4 million under our loan facilities agreement entered into on September 27, 2022 with a group of lenders led by a bank in China, which were due on December 10, 2026. Subsequent to September 30, 2026, we repaid the remaining balance of $22.4 million, and that facility was fully repaid and retired. Additionally, during the nine months ended September 30, 2026, we secured $95.8 million of bank borrowings, of which $59.8 million represented refinanced debt, and since September 30, 2026, we have refinanced an additional $8.9 million of short-term bank borrowings.

•As of October 31, 2026, our total usable cash across all of our entities was approximately $71.3 million. Based on our current forecasts, absent additional financing, the refinancing or extension of our debt obligations, or further cost reductions, we expect our available cash to be insufficient to meet our obligations as they come due over the next twelve months, including our near-term debt maturities and pending legal settlements.

•Our revenues are materially concentrated with a small number of customers, and there is significant uncertainty regarding the level of future orders from certain of our largest customers. One of our significant European customers was recently acquired by a third party, which creates additional uncertainty regarding its future purchases from us. We currently have limited visibility into our revenue for the next several quarters and into cash collections in the near term, and our first quarter has historically reflected nominal reductions in activity related to the Chinese New Year holiday.

Going Concern

Based on our current cash flow forecasts, absent additional financing, the refinancing, extension or restructuring of our debt obligations, or significant further reductions in costs, we expect our available cash to be insufficient to meet our obligations as they come due over the next twelve months. Management has concluded that its plans to alleviate the substantial doubt about our ability to continue as a going concern cannot be deemed probable of being effectively implemented and, accordingly, the substantial doubt has not been alleviated.

2026 Outlook

In light of the uncertainty regarding our liquidity position, our ongoing discussions with our lenders regarding the refinancing, extension or restructuring of our near-term debt obligations, and softer end-market demand, we are implementing operating cost reduction initiatives across all areas of the business, reducing or deferring certain discretionary capital expenditures and implementing targeted reductions in workforce in certain of our operations. Our cost-reduction program has not been fully implemented, and the cash costs associated with these actions have strained and may continue to strain our near-term liquidity.

•We continue to explore potential opportunities in the commercial vehicle market.

•Installation and commissioning of the Phase 3.2 production equipment at our Huzhou, China facility have been completed. Production ramp-up is dependent on customer demand,

production yields, product qualification, operating efficiency and working capital availability. Unless production volumes increase sufficiently, the Phase 3.2 line will operate below its designed capacity.

•The pack assembly line at our Clarksville facility is substantially completed. Resumption of full-scale construction at the facility remains contingent upon securing additional financing or strategic partnerships.

Webcast Information

Company management will host a conference call and webcast on November 9, 2026, at 4:00 p.m. Central Time, to discuss the Company's financial results. The live webcast and accompanying slide presentation will be accessible from the Events & Presentations section of Microvast’s investor relations website (https://ir.microvast.com/events-presentations/events). A replay will be available following the conclusion of the event.

About Microvast

Microvast strives to be a global leader in advanced battery technologies, with a portfolio of more than 890 patents. Founded in Texas in 2006 and headquartered in Houston, the company has spent two decades engineering cutting-edge battery systems that are intended to power a cleaner future.

For more information, please visit www.microvast.com or follow us on LinkedIn (@microvast).

Contact:

Investor Relations
ir@microvast.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future and management's current expectations, involve certain risks and uncertainties and are not guarantees. These forward-looking statements include, but are not limited to, our ability to alleviate the substantial doubt regarding our ability to continue as a going concern, our ability to implement our plans to alleviate that substantial doubt, our ability to meet our current and near-term debt and liquidity requirements, our future results of operations and financial position and liquidity, our operational performance, our strategy, our exploration of potential refinancings or extensions of our debt obligations, including potential results thereof, our ability to regain compliance with and maintain the listing of our common stock on the Nasdaq stock exchange, the potential development and commercialization of Microvast's KAF™ (“Kids Are Future”) electric powertrain platform, the projected costs, prospects, plans and objectives of management for continued operations, including regarding demand for our products and introduction of new products, the adoption of such offerings by customers, our expectations relating to backlog, current expectations relating to legal proceedings as well as potential impacts from any proposed or recently enacted legislation, including impacts from the newly-effective consumption tax on lithium products and forthcoming elimination of certain battery products export value-added tax rebates in China. In some cases, you may also identify forward-looking statements by words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “project,” “predict,” “outlook,” “should,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results or outcomes, or the timing of results or outcomes, may differ materially from the results anticipated in these forward-looking statements. We do not assume any obligation to update any forward-looking statements.

In addition to factors identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that our plans intended to alleviate substantial doubt about our ability to continue as a going concern will not be effectively implemented within one year after the date our financial statements are issued or, when implemented, will not mitigate the conditions and events that raise substantial doubt; (2) the risk that we will not be able to timely service and pay off our existing debt obligations and otherwise satisfy our liquidity requirements, including our short-term bank borrowings and bonds payable prior to their maturity, as well as to successfully negotiate with our lenders to refinance, restructure or extend existing debt or incur additional debt on terms and at rates acceptable to us; (3) the risk that MPS, our principal operating subsidiary in China, becomes insolvent, and the effect of any such insolvency on our business, financial condition and results of operations; (4) risks that we will continue to experience difficulties in generating and maintaining demand for our products, leading to a continued decline in our revenue, financial condition and results of operations; (5) risks regarding our dependency on a small number of customers, the loss of any additional significant customers and any additional reductions in pricing or volume, deferrals or cancellations of existing or future orders from our current customers; (6) risks related to our ability to attract new customers and retain existing customers; (7) risks that we will not be able to collect overdue accounts receivable; (8) risks related to the effects of existing and future litigation and how such litigation has affected and will continue to affect our cash position; (9) risk of additional product liability or regulatory lawsuits or proceedings relating to our products or services; (10) risks related to restrictions in our existing and any future credit facilities, our ability to comply with financial covenants and the risk of cross-default, the risk that waivers or amendments may not be obtained from our lenders, the risk that our indebtedness may be accelerated or classified as current, and the risk of any defaults diluting ownership in our subsidiaries; (11) risks related to the impact of our indebtedness, debt service obligations and debt covenants, and how they have affected and will continue to affect our cash position; (12) risks related to the effect of the substantial doubt about our ability to continue as a going concern on our relationship with customers and suppliers, our ability to maintain labor relations and attract and retain qualified key full-time and contract personnel, and our ability to raise capital; (13) risks related to fluctuations in availability and continued increases in the price of raw materials; (14) the risk that tariffs imposed on products of the PRC into the United States will continue to increase costs and impact our business, that pursuing refunds of such tariffs may not be successful and the risk that pursuit of such refunds may divert the time and attention of management; (15) risks regarding our ability to regain and maintain compliance with Nasdaq listing requirements, that our common stock may be delisted and there will no longer be a market for our common stock, and that stockholders may lose some or all of their investment in our common stock; (16) risks related to difficulties in controlling manufacturing costs, maintaining manufacturing capacity and establishing manufacturing capacity in the future, and the risk of issues, delays, disruptions or quality control problems; (17) the risk that the unavailability, reduction or elimination of, or uncertainty regarding, government and economic incentives or subsidies available to us, end-users or OEMs will continue to have a material adverse effect on our business, financial condition and results of operations; (18) risks of operations in the People’s Republic of China (“PRC” or “China”); (19) risks related to potential changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business; (20) risks related to our ability to compete in the highly competitive market in which we compete, including with respect to our competitive landscape, technology evolution or regulatory changes; (21) risks related to supplier concentration and constrained supplier capacity, that our limited suppliers may fail to deliver components according to schedules, prices, quality and volumes that are acceptable to us, the risk that we may be unable to manage these components effectively and the risks related to our status as a relatively low-volume purchaser; (22) risk that we are unable to secure or protect our intellectual property; (23) risk that our customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (24) risks related to our lengthy sales cycle for our products; (25) risks related to our ability to maintain and enhance our reputation and brand recognition; (26) risks relating to facing strong competition for our products and services from a growing list of established and new competitors; (27) risks related to the effectiveness of our information technology and operational technology systems and practices to detect and defend against evolving cyberattacks; (28) risks related to changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event; (29) risks related to the effects and associated cost of compliance with existing and future laws and governmental regulations; (30) risks relating to whether renewable energy technologies are suitable for widespread adoption or if sufficient demand for our offerings does not develop or takes longer to develop than we anticipate; (31) risks of economic, financial and other impacts of a material global event such as a pandemic, including global supply chain disruptions; (32) risks to our business caused by the impacts of geopolitical events, such as the ongoing conflicts in the Middle East, including hostilities with Iran, the war between Russia and Ukraine, and other current or future conflicts; and (33) risks associated with maintaining our international operations, including unfavorable and uncertain regulatory, political, economic, tax, and labor conditions. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission (the “SEC”) identify, address and discuss these and other factors in the sections entitled “Risk Factors.”

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see the risk factors included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as forward-looking statements are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control.

All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof except as may be required under applicable securities laws. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable, however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

All references to the “Company,” “we,” “us,” or “our” refer to Microvast Holdings, Inc. and its consolidated subsidiaries.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Microvast has disclosed in this earnings release non-GAAP financial measures, including non-GAAP adjusted gross profit, non-GAAP EBITDA, non-GAAP adjusted EBITDA, non-GAAP adjusted operating expenses, non-GAAP adjusted net profit/(loss), non-GAAP adjusted net profit/(loss) per share, and non-GAAP adjusted gross margin which are non-GAAP financial measures as defined under the rules of the

SEC. These are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with GAAP.

Reconciliations to the most comparable GAAP measures, gross profit, gross margin, operating expenses, net profit/(loss), and net profit/(loss) per share, are contained in tabular form in the unaudited financial statements below. Non-GAAP adjusted gross profit is GAAP gross profit as adjusted for non-cash share-based compensation expense included in cost of revenues. Non-GAAP adjusted net profit/(loss) is GAAP net profit/(loss) as adjusted for non-cash share-based compensation expense and change in valuation of warrant liability and convertible loan. Non-GAAP adjusted net profit/(loss) per common share is GAAP net profit/(loss) per common share as adjusted for non-cash share-based compensation expense and change in valuation of warrant liability and convertible loan per common share. Non-GAAP EBITDA is defined as net profit/(loss) excluding depreciation and amortization, interest expense, interest income, and income tax expense or benefit. Non-GAAP adjusted EBITDA is defined as net profit/(loss) excluding depreciation and amortization, non-cash settled share-based compensation expense, interest expense, interest income, changes in fair value of our warrant liability and convertible loan and income tax expense or benefit. Non-GAAP adjusted operating expenses is defined as operating expenses excluding non-cash share-based compensation expense. Non-GAAP adjusted gross margin is defined as GAAP gross margin as adjusted for non-cash share-based compensation expense included in cost of revenues.

We use non-GAAP adjusted gross profit, non-GAAP EBITDA, non-GAAP adjusted EBITDA, non-GAAP adjusted operating expenses, non-GAAP adjusted net profit/(loss), non-GAAP adjusted net profit/(loss) per share and non-GAAP adjusted gross margin for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We consider them to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that these non-GAAP financial measures, when taken together with their most directly comparable GAAP measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.

Non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for, financial information prepared in accordance with GAAP. For example, our calculation of non-GAAP adjusted EBITDA may differ from similarly titled non-GAAP measures, if any, reported by our peer companies, or our peer companies may use other measures to calculate their financial performance, and therefore our use of non-GAAP adjusted EBITDA may not be directly comparable to similarly titled measures of other companies. The principal limitation of non-GAAP adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result, such information may be presented differently in our future filings with the SEC. Changes in the fair value of our warrant liability and convertible loan, which are excluded from non-GAAP adjusted EBITDA and non-GAAP adjusted net profit/(loss), are not expected to recur in future periods, because the public and private warrants issued in connection with the July 23, 2021 business combination with Tuscan Holdings Corp. expired unexercised on July 23, 2026 and the convertible loan was converted and settled on May 28, 2026.

MICROVAST HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data, unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$84,833	$104,963
Restricted cash	39,611	64,275
Accounts receivable (net of allowance for credit losses of $3,087 and $4,693 as of September 30, 2026 and December 31, 2025, respectively)	103,064	155,763
Notes receivable	1,051	5,590
Inventories, net	95,043	89,411
Prepaid expenses and other current assets	29,111	17,221
Assets held for sale	—	11,500
Total Current Assets	352,713	448,723
Property, plant and equipment, net	497,050	508,057
Land use rights, net	11,834	11,570
Acquired intangible assets, net	1,864	2,183
Operating lease right-of-use assets	16,861	17,336
Deferred tax assets	—	5,429
Other non-current assets	12,597	12,150
Total Assets	$892,919	$1,005,448

Liabilities
Current liabilities:
Accounts payable	$48,473	$47,003
Notes payable	33,470	78,321
Advance from customers	4,492	5,605
Accrued expenses and other current liabilities	106,712	123,429
Amounts due to related parties	212	2
Convertible loan measured at fair value	—	140,929
Short-term bank borrowings	120,794	93,052
Bonds payable	41,693	—
Total Current Liabilities	355,846	488,341
Long-term bonds payable	—	41,693
Long-term bank borrowings	14,468	13,227
Operating lease liabilities	13,475	14,476
Other non-current liabilities	36,290	37,198
Total Liabilities	$420,079	$594,935

Stockholders’ Equity
Common Stock ($0.0001 par value, 750,000 shares authorized; 386,235 and 333,474 shares issued, and 384,547 and 331,786 shares outstanding as of September 30, 2026 and December 31, 2025)	$39	$34
Preferred Stock ($0.0001 par value, 50,000 shares authorized; none issued and outstanding as of September 30, 2026 and December 31, 2025)	—	—
Additional paid-in capital	1,627,962	1,543,797
Statutory reserves	6,032	6,032
Accumulated deficit	(1,162,753)	(1,122,176)
Accumulated other comprehensive loss	1,560	(17,174)
Total Equity	$472,840	$410,513
Total Liabilities and Equity	$892,919	$1,005,448

MICROVAST HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$45,805	$123,287	$193,679	$331,117
Cost of revenues	(34,092)	(72,151)	(135,311)	(205,242)
Write-down for obsolete inventories	(9,346)	(4,724)	(11,067)	(4,724)
Gross profit	2,367	46,412	47,301	121,151
Operating expenses:
General and administrative expenses	(20,371)	(17,760)	(47,198)	(43,064)
Research and development expenses	(8,362)	(7,757)	(26,032)	(23,724)
Selling and marketing expenses	(4,569)	(6,006)	(14,654)	(16,229)
Impairment loss of long-lived assets	(35,741)	(36)	(35,765)	(1,400)
Total operating expenses	(69,043)	(31,559)	(123,649)	(84,417)
Subsidy income	9	44	27	2,455
(Loss) profit from operations	(66,667)	14,897	(76,321)	39,189
Other income and expenses:
Interest income	364	236	1,479	611
Interest expense	(1,358)	(1,255)	(3,913)	(3,695)
Changes in fair value of warrant liability and convertible loan	—	(12,641)	58,001	(91,002)
Foreign exchange (loss) gain	(3,772)	(1,903)	(15,377)	8,951
Other income (expense), net	62	(84)	983	1,148
Loss before provision for income taxes	(71,371)	(750)	(35,148)	(44,798)
Income tax expense	(5,429)	(739)	(5,429)	(959)
Net loss	$(76,800)	$(1,489)	$(40,577)	$(45,757)

Net loss per share - Basic and diluted	$(0.20)	$—	$(0.11)	$(0.14)

Weighted average shares outstanding - Basic and diluted	384,537	323,756	355,649	323,611

MICROVAST HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net loss	$(40,577)	$(45,757)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	24,775	24,169
Noncash lease expenses	2,067	1,962
Share-based compensation	2,614	2,277
Changes in fair value of warrant liability and convertible loan	(58,001)	91,002
(Reversal) provision of credit losses	(813)	1,844
Impairment loss of long-lived assets	35,765	1,400
Product warranty	7,786	13,376
Deferred income taxes	5,429	—
Write-down for obsolete inventories	11,067	4,724
Other, net	(50)	198
Changes in operating assets and liabilities:
Notes receivable	(3,722)	(18,270)
Accounts receivable	56,042	(22,960)
Inventories	(18,165)	17,382
Prepaid expenses and other current assets	(12,029)	7,568
Amounts due from/to related parties	207	(5)
Other non-current assets	2,750	1,070
Notes payable	(46,877)	4,225
Accounts payable	(623)	(6,813)
Advance from customers	(1,347)	(38,176)
Accrued expenses and other liabilities	(27,692)	20,645
Operating lease liabilities	(1,966)	(2,158)
Other non-current liabilities	(2,081)	1,783
Net cash (used in) generated from operating activities	(65,441)	59,486

Cash flows from investing activities
Purchases of property, plant and equipment	(16,502)	(19,191)
Proceeds on disposal of property, plant and equipment	10,865	3,736
Net cash used in investing activities	(5,637)	(15,455)
Cash flows from financing activities
Proceeds from bank borrowings	95,763	70,050
Repayment of bank borrowings	(72,104)	(65,965)
Repayment of bonds payable	—	(1,375)
Proceeds from sale of common stocks	1,350	—
Payment for equity issuance costs	(329)	—
Deferred payment related to purchases of property, plant and equipment	(1,368)	(12,254)
Net cash generated from (used in) financing activities	23,312	(9,544)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,972	(1,461)
(Decrease) increase in cash, cash equivalents and restricted cash	(44,794)	33,026
Cash, cash equivalents and restricted cash at beginning of the period	169,238	109,601
Cash, cash equivalents and restricted cash at end of the period	$124,444	$142,627

MICROVAST HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended September 30,
	2026	2025
Reconciliation to amounts on consolidated balance sheets
Cash and cash equivalents	$84,833	$90,748
Restricted cash	39,611	51,879
Total cash, cash equivalents and restricted cash	$124,444	$142,627

MICROVAST HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$45,805	$123,287	$193,679	$331,117
Cost of revenues	(34,092)	(72,151)	(135,311)	(205,242)
Write-down for obsolete inventories	(9,346)	(4,724)	(11,067)	(4,724)
Gross profit (GAAP)	$2,367	$46,412	$47,301	$121,151
Gross margin	5.2%	37.6%	24.4%	36.6%

Non-cash settled share-based compensation (included in cost of revenues)	29	60	101	184
Adjusted gross profit (non-GAAP)	$2,396	$46,472	$47,402	$121,335
Adjusted gross margin (non-GAAP)	5.2%	37.7%	24.5%	36.6%

MICROVAST HOLDINGS, INC.
RECONCILIATION OF OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES
(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
General and administrative expenses	$(20,371)	$(17,760)	$(47,198)	$(43,064)
Research and development expenses	(8,362)	(7,757)	(26,032)	(23,724)
Selling and marketing expenses	(4,569)	(6,006)	(14,654)	(16,229)
Impairment loss of long-lived assets	(35,741)	(36)	(35,765)	(1,400)
Operating expenses (GAAP)	$(69,043)	$(31,559)	$(123,649)	$(84,417)

Non-cash settled share-based compensation (included in operating expenses)	735	668	2,513	2,093
Adjusted operating expenses (non-GAAP)	$(68,308)	$(30,891)	$(121,136)	$(82,324)

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED NET (LOSS) PROFIT
(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss (GAAP)	$(76,800)	$(1,489)	$(40,577)	$(45,757)
Changes in fair value of warrant liability and convertible loan*	—	12,641	(58,001)	91,002
Non-cash settled share-based compensation*	764	728	2,614	2,277
Adjusted net (loss) profit (non-GAAP)	$(76,036)	$11,880	$(95,964)	$47,522

*The tax effect of the adjustments was nil.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss per common share-Basic (GAAP)	$(0.20)	$—	$(0.11)	$(0.14)
Changes in fair value of warrant liability and convertible loan per common share	—	0.04	(0.17)	0.28
Non-cash settled share-based compensation per common share	—	—	0.01	0.01
Adjusted net (loss) profit per common share-Basic (non-GAAP)	$(0.20)	$0.04	$(0.27)	$0.15

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss (GAAP)	$(76,800)	$(1,489)	$(40,577)	$(45,757)
Interest expense (income), net	994	1,019	2,434	3,084
Income tax expense	5,429	739	5,429	959
Depreciation and amortization	8,815	8,272	25,374	24,747
EBITDA (non-GAAP)	$(61,562)	$8,541	$(7,340)	$(16,967)
Changes in fair value of warrant liability and convertible loan	—	12,641	(58,001)	91,002
Non-cash settled share-based compensation	764	728	2,614	2,277
Adjusted EBITDA (non-GAAP)	$(60,798)	$21,910	$(62,727)	$76,312